Sub-Item 77Q1(e): Copies of Any New or Amended Investment Advisory Contracts
Amended Annex A dated February 11, 2014 to the Management Agreement dated April 30, 1997 between the Registrant, Goldman Sachs Asset Management, L.P. and Goldman Sachs Asset Management International is incorporated herein by reference to Exhibit (d)(4) to Post-Effective Amendment No. 48 to the Registrant's Registration Statement on Form N-1A filed with the Securities and Exchange Commission on April 7, 2014 (Accession No. 0001193125-14-133819).